                                                                   Exhibit 99.9


                               TABLE OF CONTENTS





                                                                                                     Page
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
          1.                 Appointment                                                                1
          2.                 Delivery of Documents                                                      1
          3.                 Definitions                                                                3
          4.                 Delivery and Registration of the Property                                  4
          5.                 Voting Rights                                                              5
          6.                 Receipt and Disbursement of Money                                          5
          6A.                Advances By Custodian                                                      7
          7.                 Receipt and Delivery of Securities                                         8
          8.                 Use of Securities Depository or the Book Entry System                      9
          9.                 Segregated Account                                                        11
          10.                Instructions Consistent With The Declaration, etc.                        12
          11.                Transaction Not Requiring Instructions,                                   15
                             Collection of Income and Other Payments                                   15
                             Miscellaneous Transactions                                                16
          12.                Transactions Requiring Instructions                                       16
          13.                Purchase of Securities                                                    19
          14.                Sale of Securities                                                        20
          15.                Not In Use                                                                20
          16.                Records                                                                   20
          17.                Cooperation with Accountants                                              21
          18.                Reports to Fund Independent Public Accountants                            21
          19.                Confidentiality                                                           21
          20.                Equipment Failures                                                        22
          21.                Right to Receive Advice                                                   22
          22.                Compliance with Governmental Rules and Regulations                        23
          23.                Compensation                                                              23
          24.                Indemnification                                                           23
          25.                Responsibility of Chase Manhattan Bank                                    25
          26.                Collection of Income                                                      26
          27.                Ownership Certificates for Tax Purposes                                   26
          28.                Effective Period; Terminations and Amendment                              27
          29.                Successor Custodian                                                       28
          30.                Notices                                                                   29
          31.                Further Actions                                                           29
          32.                Amendments                                                                29
          33.                Additional Funds                                                          29
          34.                Miscellaneous                                                             30
          35.                Declaration of Trust                                                      30

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                               CUSTODY AGREEMENT

         THIS AGREEMENT is made this    day of   ,1996 by and between NUVEEN
 FLAGSHIP MULTISTATE TRUST II (the "Fund"), and THE CHASE MANHATTAN BANK.

                              W I T N E S S E T H

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interest in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends to initially offer shares in       series,
(



                  ) (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 33, bei ng herein referred to as the "Fund(s)):

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Fund hereby appoints The Chase Manhattan Bank to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. The Chase Manhattan Bank accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 23 of this Agreement.

         2. DELIVERY OF DOCUMENTS. The Fund has furnished The Chase Manhattan Bank with copies properly certified or authenticated of each of the following:



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         (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of The Chase Manhattan Bank as Custodian of the portfolio securities, cash and other property of the Fund and approving this Agreement;

         (b) Incumbency and signature certificates identifying and containing the signatures of the Fund's officers and/or the persons authorized to sign Proper Instructions, as hereinafter defined, on behalf of the Fund;

         (c) The Fund's Declaration of Trust filed with the State of Massachusetts and all amendments thereto (such Declaration of Trust as currently in effect and from time to time, be amended, are herein called the "Declaration ");

         (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as currently in effect and as they shall from time to time be amended, are herein called the "By-Laws"),

         (e) Resolutions of the Fund's Board of Trustees appointing the investment advisor of the Fund and resolutions of the Fund's Board of Trustees and the Fund's Shareholders approving the proposed Investment Advisory Agreement between the Fund and the advisor (the "Advisory Agreement");

         (f)  The Advisory Agreement

         (g) The Fund's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("the 1933 Act") as filed with the SEC; and

         (h) The Fund's most recent prospectus and statement of additional information including all amendments and supplements thereto (the
"Prospectus").

         Upon request the Fund will furnish The Chase Manhattan Bank with copies of all amendments of or supplements to the foregoing, if any. The Fund will also furnish The Chase Manhattan Bank upon request with a copy of the opinion of counsel for the Fund with respect to the validity of the Shares and the status of


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such Shares under the 1933 Act filed with the SEC, and any other applicable federal law or regulation.

         3. DEFINITIONS.

         (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means the Fund's President, Treasurer and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Proper Instructions on behalf of the Fund as set forth in resolutions of the Fund's Board of Trustees.

         (b). "Book-Entry System". As used in this Agreement, the term "Book-Entry System" means a book-entry system authorized by the U.S. Department of Treasury, its successor or successors and its nominee or nominees.

         (c) "Proper Instructions". Proper Instructions as used herein means a writing signed or initialled by two or more persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if The Chase Manhattan Bank reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all such oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and The Chase Manhattan Bank are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include


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instructions received by The Chase Manhattan Bank pursuant to any three-party agreement which requires a segregated asset account in accordance with Section
9.

         (d) "Property". The term "Property", as used in this Agreement, means:

                 (i) any and all securities and other property of the Fund which the Fund may from time to time deposit, or cause to be deposited, with The Chase Manhattan Bank or which The Chase Manhattan Bank may from time to time hold for the Fund;

                 (ii) all income in respect of any such securities or other property;

                 (iii) all proceeds of the sales of any of such securities or other property; and

                 (iv) all proceeds of the sale of securities issued by the Fund, which are received by The Chase Manhattan Bank from time to time from or on behalf of the Fund.

         (e) "Securities Depository". As used in this Agreement, the term "Securities Depository" shall mean The Depository Trust Company, a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Company's Board of Trustees approving deposits by The Chase Manhattan Bank therein.

         4. DELIVERY AND REGISTRATION OF THE PROPERTY. The Fund will deliver or cause to be delivered to The Chase Manhattan Bank all securities and all moneys owned by it, including payments of interest, principal and capital distributions and cash received for the issuance of its Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any subcustodian appointed pursuant to Section 7 hereof. The Chase Manhattan Bank will not be responsible for such securities and such monies until actually received by it. All securities delivered to The Chase Manhattan Bank or to any such subcustodian


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(other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund or in the name of The Chase Manhattan Bank or any nominee of The Chase Manhattan Bank (with or without indication of fiduciary status) or in the name of any subcustodian or any nominee of such subcustodian appointed pursuant to Paragraph 7 hereof or shall be properly endorsed and in form for transfer satisfactory to The Chase Manhattan Bank.

         5. VOTING RIGHTS. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Fund. The Chase Manhattan Bank's only duty shall be to mail for delivery on the next business day to the Fund any documents received, including proxy statements and offering circulars, with any proxies for securities registered in a nominee name executed by such nominee. Where warrants, options, tenders or other securities have fixed expiration dates, the Fund understands that in order for The Chase Manhattan Bank to act, The Chase Manhattan Bank must receive the Fund's instructions at its offices in New York, addressed as The Chase Manhattan Bank may from time to time request, by no later than noon (NY City time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as The Chase Manhattan Bank may reasonably notify the Fund). Absent The Chase Manhattan Bank's timely receipt of such instructions, such instruments will expire without liability to The Chase Manhattan Bank.

         6. RECEIPT AND DISBURSEMENT OF MONEY.

         (a) The Chase Manhattan Bank shall open and maintain a custody account for the Fund, subject only to draft or order by The Chase Manhattan Bank acting pursuant to the terms of this Agreement, and shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Fund other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by The Chase Manhattan Bank for the


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Fund may be deposited by it to its credit at The Chase Manhattan Bank in the
Banking Department of The Chase Manhattan Bank or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act, and that each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by The Chase Manhattan Bank in its capacity as Custodian and shall be withdrawable by The Chase Manhattan Bank only in that capacity.

         (b) Upon receipt of Proper Instructions (which may be continuing instructions as deemed appropriate by the parties) The Chase Manhattan Bank shall make payments of cash to, or for the account of, the Fund from such cash only (i) for the purchase of securities, options, futures contracts or options on futures contracts for the Fund as provided in Section 13 hereof; (ii) in the case of a purchase of securities effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 8 hereof; (iii) in the case of repurchase agreements entered into between the Fund and The Chase Manhattan Bank, or another bank, or a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), either (a) against delivery of the securities either in certificate form or through an entry crediting The Chase Manhattan Bank's account at the Federal Reserve Bank with such securities or (b) against delivery of the receipt evidencing purchase by the Fund of securities owned by The Chase Manhattan Bank along with written evidence of the agreement by The Chase Manhattan Bank to repurchase such securities from the Fund; (iv) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund; (v) for the payment of dividends or other distributions on shares declared pursuant


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to the governing documents of the Fund, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Fund under the terms of this Agreement, any Advisory Agreement, or any administration agreement; (vi) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or to be delivered to The Chase Manhattan Bank; (vii) to a subcustodian pursuant to Section 7 hereof; (viii) for such common expenses incurred by the Fund in the ordinary course of its business, including but not limited to printing and mailing expenses, legal fees, accountants fees, exchange fees; or
(ix) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         (c) The Chase Manhattan Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Fund.

         6A. ADVANCES BY CUSTODIAN. The Custodian may from time to time agree to advance cash to the Fund, without interest, for the fund's other proper corporate purposes. If the Custodian advances cash for any purpose, the Fund shall and hereby does grant to the Custodian a security interest in Fund securities equal in value to the amount of the cash advance but in no event shall the value of securities in which a security interest has been granted exceed 20% of the value of the Fund's total assets at the time of the pledge; should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to reasonably


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dispose of any securities in which it has a security interest to the extent necessary to obtain reimbursement.

         7. RECEIPT AND DELIVERY OF SECURITIES.

         (a) Except as provided by Section 8 hereof, The Chase Manhattan Bank shall hold and physically segregate all securities and noncash Property received by it for the Fund. All such securities and non-cash Property are to be held or disposed of by The Chase Manhattan Bank for the Fund pursuant to the terms of this Agreement. In the absence of Proper Instructions accompanied by a certified resolution authorizing the specific transaction by the Fund's Board, The Chase Manhattan Bank shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any Trustee, officer, employee or agent of the Fund withdraw any securities. In connection with its duties under this Section 7, The Chase Manhattan Bank may, at its own expense, enter into subcustodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by The Chase Manhattan Bank for the account of the Fund pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such bank or trust company agrees with The Chase Manhattan Bank to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. The Chase Manhattan Bank will be liable for acts or omissions of any subcustodian. The Chase Manhattan Bank shall employ sub-custodians upon receipt of Proper Instructions, but only in accordance with an applicable vote by the Board of Trustees of the Fund.

         (b) Promptly after the close of business on each day The Chase Manhattan Bank shall furnish the Fund with confirmations and a summary of all transfers to


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or from the account of the Fund during said day.  Where securities are transferred to the account of the Fund established at a Securities Depository or Book Entry System pursuant to Section 8 hereof, The Chase Manhattan Bank shall also by book-entry or otherwise identify as belonging to such Fund the quantity of securities in a fungible bulk of securities registered in the name of The Chase Manhattan Bank (or its nominee) or shown in The Chase Manhattan Bank's account on the books of a Securities Depository or Book-Entry System.
At least monthly and from time to time, The Chase Manhattan Bank shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

         8. USE OF SECURITIES DEPOSITORY OR BOOK-ENTRY SYSTEM. The Fund shall deliver to The Chase Manhattan Bank a certified resolution of the Board of Trustees of the Fund approving, authorizing and instructing The Chase Manhattan Bank on a continuous and ongoing basis until instructed to the contrary by Proper Instructions actually received by The Chase Manhattan Bank (i) to deposit in a Securities Depository or Book-Entry System all securities of the Fund eligible for deposit therein and (ii) to utilize a Securities Depository or Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

         (a) Securities and any cash of the Fund deposited in a Securities Depository or Book-Entry System will at all times (1) be represented in an account of The Chase Manhattan Bank in the Securities Depository or Book Entry System (the "Account") and (2) be segregated from any assets and cash controlled by The Chase Manhattan Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. The Chase Manhattan Bank


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

will effect payment for securities and receive and deliver securities in accordance with accepted industry practices as set forth in (b) below, unless the Fund has given The Chase Manhattan Bank Proper Instructions to the contrary. The records of The Chase Manhattan Bank with respect to securities of the Fund maintained in a Securities Depository or Book Entry System shall identify by book entry those securities belonging to the Fund.

         (b) The Chase Manhattan Bank shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book Entry System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of The Chase Manhattan Bank to reflect such payment and transfer for the account of the Fund. Upon receipt of Proper Instructions, The Chase Manhattan Bank shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book Entry System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of The Chase Manhattan Bank to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities Depository or Book Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by The Chase Manhattan Bank and be provided to the Fund at its request. Upon request, The Chase Manhattan Bank shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in a Securities Depository or Book Entry System for the account of the Fund.

         (c) The Chase Manhattan Bank shall provide the Fund with any report obtained by The Chase Manhattan Bank on the Securities Depository or Book Entry System's accounting system, internal accounting control and procedures for


                                       10
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safeguarding securities deposited in the Securities Depository or Book Entry
System;

         (d) All Books and records maintained by The Chase Manhattan Bank which relate to the Fund participation in a Securities Depository or Book-Entry System will at all times during The Chase Manhattan Bank's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

         (e) Anything to the contrary in this Agreement notwithstanding, The Chase Manhattan Bank shall be liable to the Fund for any loss or damage to the Fund resulting from any negligence, misfeasance or misconduct of The Chase Manhattan Bank or any of its agents or of any of its or their employees in connection with its or their use of the Securities Depository or Book Entry Systems or from failure of The Chase Manhattan Bank or any such agent to enforce effectively such rights as it may have against such Securities Depository or Book Entry System; at the election of the Fund, it shall be entitled to be subrogated to the rights of The Chase Manhattan Bank with respect to any claim against the Securities Depository or Book Entry System or any other person which The Chase Manhattan Bank may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

         9. SEGREGATED ACCOUNT. The Chase Manhattan Bank shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by The Chase Manhattan Bank pursuant to Section 8 hereof, (i) in accordance with the provisions of any agreement among the Fund, The Chase Manhattan Bank and a broker dealer registered under the Securities and Exchange Act of 1934 and a member of the


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NASD (or any futures commission merchant registered under the Commodity
Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

         10. INSTRUCTIONS CONSISTENT WITH THE DECLARATION, ETC.

         (a) Unless otherwise provided in this Agreement, The Chase Manhattan Bank shall act only upon Proper Instructions. The Chase Manhattan Bank may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provision of the Declaration or By-Laws or any vote or resolution of the Fund's Board of Trustees or any committee thereof. The Chase Manhattan Bank shall be entitled to rely upon any Proper Instructions actually received by The Chase Manhattan Bank pursuant to this Agreement. The Fund agrees that The Chase Manhattan Bank shall incur no liability in acting in good faith upon Proper Instructions given to The Chase Manhattan Bank, except to the


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extent such liability was incurred as a result of The Chase Manhattan Bank's negligence or willful misconduct. In accord with instructions from the Fund, as required by accepted industry practice or as The Chase Manhattan Bank may elect in effecting the execution of Fund instructions, advances of cash or other Property made by The Chase Manhattan Bank, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Fund, or in connection with the disbursement of funds to any party, or in payment of fees, expenses, claims or liabilities owed to The Chase Manhattan Bank by the Fund, or to any other party which has secured judgment in a court of law against the Fund which creates an overdraft in the accounts or over-delivery of Property, shall be deemed a loan by The Chase Manhattan Bank to the Fund, payable on demand, bearing interest at such rate customarily charged by The Chase Manhattan Bank for similar loans.

         (b) The Fund agrees that test arrangements, authentication methods or other security devices to be used with respect to instructions which the Fund may give by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess, or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as The Chase Manhattan Bank may put into effect and modify from time to time. The Fund shall safeguard any test keys, identification codes or other security devices which The Chase Manhattan Bank makes available to the Fund and agrees that the Fund shall be responsible for any loss, liability or damage incurred by The Chase Manhattan Bank or by the Fund as a result of The Chase Manhattan Bank's acting in accordance with instructions from any unauthorized person using the proper security device except to the extent such loss, liability or damage was incurred as a result of The Chase Manhattan Bank's negligence or willful misconduct. The Chase Manhattan Bank may electronically record, but shall not be obligated to so record, any instructions given by telephone and any other telephone

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discussions with respect to the Fund.  In the event that the Fund uses The
Chase Manhattan Bank's Asset Management system or any successor electronic communications or information system, the Fund agrees that The Chase Manhattan Bank is not responsible for the consequences of the failure of that system to perform for any reason, beyond the reasonable control of The Chase Manhattan Bank, or the failure of any communications carrier, utility, or communications network. In the event that system is inoperable, the Fund agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to The Chase Manhattan Bank's facsimile receiving equipment or by letter, at no additional charge to the Fund.

         (c) The Chase Manhattan Bank shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by The Chase Manhattan Bank from issuers of the securities being held for the Fund. With respect to tender or exchange offers, The Chase Manhattan Bank shall transmit promptly by facsimile to the Fund all written information received by The Chase Manhattan Bank from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify The Chase Manhattan Bank at least three business days prior to the date on which The Chase Manhattan Bank is to take such action or upon the date such notification is first received by the Fund, if later. If any Property registered in the name of a nominee of The Chase Manhattan Bank is called for partial redemption by the issuer of such property, The Chase Manhattan Bank is authorized to allot the called portion to the respective beneficial holders of the

Property in such manner deemed to be fair and equitable by The Chase Manhattan Bank in its sole discretion.

         11. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. The Chase Manhattan Bank is authorized to take the following action without Proper Instructions:

         (a) Collection of Income and Other Payments. The Chase Manhattan Bank shall:

                          (i) collect and receive on a timely basis for the
                 account of the Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Fund, and promptly advise the Fund of such receipt and shall credit such income, as collected, to the Fund. From time to time, The Chase Manhattan Bank may elect, but shall not be obligated, to credit the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker or other agent employed by the Fund or The Chase Manhattan Bank. Any such crediting and posting shall be at the Fund's sole risk, and The Chase Manhattan Bank shall be authorized to reverse any such advance posting in the event it does not receive good funds from any such payor, central depository, broker or agent of the Customer. The Chase Manhattan Bank agrees to promptly notify the Fund of the reversal of any such advance posting.

                          (ii) endorse and deposit for collection in the name
                 of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;

                          (iii) receive and hold for the account of the Fund
                 all securities received by the Fund as a result of a stock dividend, share split-up or reorganization, merger, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Fund held by The Chase Manhattan Bank hereunder;

                          (iv) present for payment and collect the amount
                 payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable;

                          (v) take any action which may be necessary and proper
                 in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;

                          (vi) to effect an exchange of the securities where
                 the par value is changed, and to surrender securities at maturity or upon an earlier call for redemption, or when securities otherwise become payable, against payment therefore in accordance with accepted industry practice. If any Property registered in the name of a nominee of The Chase Manhattan Bank is called for partial redemption by the issuer of such property, The Chase Manhattan Bank is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by The Chase Manhattan Bank in its sole discretion.

         (b) Miscellaneous Transactions. The Chase Manhattan Bank is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor for examination by a dealer selling for the account of the Fund in accordance with street delivery custom.

         12. TRANSACTIONS REQUIRING INSTRUCTIONS. In addition to the actions requiring Proper Instructions set forth herein, upon receipt of Proper Instructions and not otherwise, The Chase Manhattan Bank, directly or through the use of a Securities Depository or Book-Entry System, shall:

         (a) Execute and deliver to such persons as may be designated in such Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

         (b) Deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any issuer of securities or corporation, or the exercise of any conversion privilege;

         (c) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any issuer of securities or corporation, against receipt of such certificates of deposit, interim receipts or other instruments or documents, and cash, if any, as may be issued to it to evidence such delivery;

         (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

         (e) Release securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to The Chase Manhattan Bank of the monies borrowed, or upon receipt of adequate collateral as agreed upon by the Fund and The Chase Manhattan Bank which may be in the form of cash or obligations issued by the U.S. government, its agencies or instrumentalities, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon re-delivery to it of the securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing the loan; and

         (f) Deliver securities in accordance with the provisions of any agreement among the Fund, The Chase Manhattan Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds;

         (g) Deliver securities in accordance with the provisions of any agreement among the Fund, The Chase Manhattan Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund; and

         (h) Deliver securities against payment or other consideration or written receipt therefore for transfer of securities into the name of the Fund or The Chase Manhattan Bank or a nominee of either, or for exchange or securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to The Chase Manhattan Bank;

         (i) Exchange securities in temporary form for securities in definitive form;

         (j) Surrender, in connection with their exercise, warrants, rights or similar securities, provided that in each case, the new securities and cash, if any, are to be delivered to The Chase Manhattan Bank;

         (k) Deliver securities upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         (l) Deliver securities pursuant to any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Funds and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

         13. PURCHASE OF SECURITIES. Promptly after each purchase of securities, options, futures contracts or options on futures contracts by the investment advisor, the Fund shall deliver to The Chase Manhattan Bank (as Custodian) Proper Instructions specifying with respect to each such purchase:
(a) the name of the issuer and the title of the securities, (b) the number of shares of the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Fund name. The Chase Manhattan Bank shall upon receipt of securities purchased by or for the Fund registered in the name of the Fund or in the name of a nominee of The Chase Manhattan Bank or of the Fund or in proper form for transfer or upon receipt of evidence of title to options, futures contracts or options on futures contracts purchased by the Fund, pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Proper Instructions. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of securities for the account of the Fund is made by

The Chase Manhattan Bank in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, The Chase Manhattan Bank shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by The Chase Manhattan Bank.

         14. SALE OF SECURITIES. Promptly after each sale of securities by the Fund at the instruction of the investment advisor, the Fund shall deliver to The Chase Manhattan Bank (as Custodian) Proper Instructions, specifying with respect to each such sale; (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, (f) the name of the broker through whom or the person to whom the sale was made and (g) the Fund name.
The Chase Manhattan Bank shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Proper Instructions. Subject to the foregoing, The Chase Manhattan Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

         15. NOT IN USE.

         16. RECORDS. The books and records pertaining to the Fund which are in the possession of The Chase Manhattan Bank shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representative, shall have access to such books and records at all times during The Chase Manhattan Bank's normal business hours, and such books and records shall be surrendered to the Fund promptly upon request. Upon reasonable request of the Fund, copies of any such books and records shall be provided by The Chase Manhattan Bank to the Fund or the Fund's authorized representative at the Fund's expense.

         17. COOPERATION WITH ACCOUNTANTS. The Chase Manhattan Bank shall cooperate with the Fund's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's Form N-1A, Form N-SAR and other reports to the Securities and Exchange Commission and with respect to any other requirement of such Commission.

         18. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. The Chase Manhattan Bank shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities Depository or Book Entry System, relating to the services provided by The Chase Manhattan Bank under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

         19. CONFIDENTIALITY. The Chase Manhattan Bank agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential Shareholders and relative to the advisors and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where The Chase Manhattan Bank may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Nothing contained herein, however, shall prohibit The Chase Manhattan Bank from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential Shareholders of the Fund.

         20. EQUIPMENT FAILURES. In the event of equipment failures beyond The Chase Manhattan Bank's control, The Chase Manhattan Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. The Chase Manhattan Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for back up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         21. RIGHT TO RECEIVE ADVICE.

         (a) Advice of Fund. If The Chase Manhattan Bank shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund clarification or advice.

         (b) Advice of Counsel. If The Chase Manhattan Bank shall be in doubt as to any question of law involved in any action to be taken or omitted by The Chase Manhattan Bank, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund or The Chase Manhattan Bank, at the option of The Chase Manhattan Bank).

         (c) Conflicting Advice. In case of conflict between directions or advice received by The Chase Manhattan Bank pursuant to sub-paragraph (a) of this paragraph and advice received by The Chase Manhattan Bank pursuant to subparagraph (b) of this paragraph, The Chase Manhattan Bank shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

         (d) Protection of The Chase Manhattan Bank. The Chase Manhattan Bank shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraphs (a) or
(b) of this section which The Chase Manhattan Bank, after receipt of any such directions or advice, in good faith believes to be consistent with such directions or advice. However, nothing in this paragraph shall be construed as imposing upon The Chase Manhattan Bank any obligation (i) to seek such directions or advice, or (ii) to act in accordance with such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to The Chase Manhattan Bank's properly taking or omitting to take such action. Nothing in this subsection shall excuse The Chase Manhattan Bank when an action or omission on the part of The Chase Manhattan Bank constitutes willful misfeasance, bad faith, negligence or reckless disregard by The Chase Manhattan Bank of its duties under this Agreement.

         22. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Fund assumes full responsibility for insuring that the contents of each Prospectus of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

         23. COMPENSATION. As compensation for the services rendered by The Chase Manhattan Bank during the term of this Agreement, the Fund will pay to The Chase Manhattan Bank, in addition to reimbursement of its out-of-pocket expenses, monthly fees as outlined in Exhibit A.

         24. INDEMNIFICATION. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless The Chase Manhattan Bank and its nominees from all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements (hereafter "liabilities and expenses"), arising directly or indirectly from any action or thing which The Chase Manhattan Bank takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund, or (ii) upon Proper Instructions, provided, that neither The Chase Manhattan Bank nor any of its nominees or sub-custodians shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of (x) The Chase Manhattan Bank's or such nominee's or sub-custodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement or any agreement between The Chase Manhattan Bank and any nominee or subcustodian or (y) The Chase Manhattan Bank's own negligent failure to perform its duties under this Agreement. The Chase Manhattan Bank similarly agrees to indemnify and hold harmless the Fund from all liabilities and expenses arising directly or indirectly from The Chase Manhattan Bank's or such nominee's or sub-custodian's willful misfeasance, bad faith, negligence or reckless disregard in performing its duties under this agreement. In the event of any advance of cash for any purpose made by The Chase Manhattan Bank resulting from orders or Proper Instructions of the Fund, or in the event that The Chase Manhattan Bank or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's or sub-custodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard, the Fund shall promptly reimburse The Chase Manhattan Bank for such advance of cash or such taxes, charges, expenses, assessments claims or liabilities.

         25. RESPONSIBILITY OF THE CHASE MANHATTAN BANK. In the performance of its duties hereunder, The Chase Manhattan Bank shall be obligated to exercise care and diligence and to act in good faith to insure the accuracy and completeness of all services performed under this Agreement. The Chase Manhattan Bank shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, The Chase Manhattan Bank shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith, or negligence on the part of The Chase Manhattan Bank or such subcustodian or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, The Chase Manhattan Bank in connection with its duties under this Agreement shall, so long as and to the extent it is in the exercise of reasonable care, not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which The Chase Manhattan Bank believes to be genuine,
(b) the validity of the issue of any securities purchased or sold by the Fund, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (c) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefore, (d) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, (e) the legality of the declaration or payment of any dividend or distribution on Shares, of (f) delays or errors or loss of data occurring by reason of circumstances beyond The Chase Manhattan Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Section 20), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation, communication or power supply.

         26. COLLECTION OF INCOME. The Chase Manhattan Bank shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by The Chase Manhattan Bank or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, The Chase Manhattan Bank shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 9 shall be the responsibility of the Fund. The Chase Manhattan Bank will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

         27. OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Chase Manhattan Bank shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

         28. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT.

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that The Chase Manhattan Bank shall not act under Section 8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities Depository or Book Entry System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Fund of such Securities Depository and/or Book Entry System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for The Chase Manhattan Bank by giving notice as described above to The Chase Manhattan Bank, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for The Chase Manhattan Bank by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Agreement, the Fund shall pay to The Chase Manhattan Bank such compensation as may be due as of the date of such termination and shall likewise reimburse The Chase Manhattan Bank for its costs, expenses and disbursements.

         29. SUCCESSOR CUSTODIAN

         If a successor custodian shall be appointed by the Board of Trustees of the Fund, The Chase Manhattan Bank shall, upon termination, deliver to such successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities Depository or Book Entry System.

         If no such successor custodian shall be appointed, The Chase Manhattan Bank shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to The Chase Manhattan Bank on or before the date when such termination shall be come effective, then The Chase Manhattan Bank shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by The Chase Manhattan Bank and all instruments held by The Chase Manhattan Bank relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities Depository or Book Entry System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of The Chase Manhattan Bank after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, The Chase Manhattan Bank shall be entitled to fair compensation for its services during such period as The Chase Manhattan Bank retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of The Chase Manhattan Bank shall remain in full force and effect.

         30. NOTICES. All notices and other communications (collectively referred to as "Notice" or "Notices") in this section hereunder shall be in writing and shall be first sent by telegram, cable, telex, or facsimile sending device and thereafter by overnight mail for delivery on the next business day. Notices shall be addressed (a) if to The Chase Manhattan Bank, at The Chase Manhattan Bank's address, 770 Broadway, New York, New York, 10003, facsimile number (212) 388-4239; (b) if to the Fund, at the address of the Fund
Attention: Controller, facsimile number (312) 917-8049; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. Notices sent by overnight mail shall be deemed to have been given the next business day. Notices sent by messenger shall be deemed to have been given on the day delivered, and notices sent by confirming telegram, cable, telex or facsimile sending device shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         31. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         32. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         33. ADDITIONAL FUNDS. In the event that the Fund establishes one or more series of Shares in addition to the Nuveen California Municipal Bond Fund, the

Nuveen California Insured Municipal Bond Fund, the Nuveen New York Municipal Bond Fund, the Nuveen New York Insured Municipal Bond Fund, the Nuveen Massachusetts Municipal Bond Fund, the Nuveen Massachusetts Insured Municipal Bond Fund, the Nuveen New Jersey Municipal Bond Fund and the Nuveen Flagship New Jersey Intermediate Municipal Bond Fund, with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

         34. MISCELLANEOUS. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         35. DECLARATION OF TRUST. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.





                                           THE CHASE MANHATTAN BANK





Attest:  ___________________________       By: ___________________________
         THOMAS V. DIBELLA                     PETER C. ARRIGHETTI
         VICE PRESIDENT                        SENIOR  VICE PRESIDENT





                                            NUVEEN FLAGSHIP MULTISTATE TRUST II





Attest:  __________________________        By: ______________________________
         GIFFORD R. ZIMMERMAN                  O. WALTER RENFFTLEN
         VICE PRESIDENT                        VICE PRESIDENT &
                                               CONTROLLER

                                   EXHIBIT A


                              CUSTODY SERVICE FEE


ADMINISTRATION AND MAINTENANCE FEE



             .01375%                 (1 3/8 Basis Points) on first $10 billion
             .00875%                 (7/8 Basis Point) on second $10 billion
             .0075%                  (3/4 Basis Point) on third $10 billion
             .00625%                 (5/8 Basis Point) on remainder

TRANSACTION FEES

             $15.00                  Per Book Entry Transaction
             $25.00                  Per Physical Transaction
             $35.00                  Per Future Contract or Option wire
             $8.00                   Per outgoing Wire Transfer for ETFs
             $5.00                   Per incoming and outgoing Wire Transfer
                                     for Open End and Money Market Funds

NOTES:

1. Schedule should be applied to total assets for all Exchange Traded funds, Open End Load Funds, and Money Market Funds.

2. Add $5.00 per book entry transaction and physical transaction if Custody inputs trades.

                                    BALANCES

1. During each month, daily net overdrafts are offset by daily net cash balances dollar for dollar with no penalty or charge for daily net overdrafts.

2. At the end of each month, the net overdraft for the month incurs an overdraft charge computed as follows:

                 The negative net cumulative balance plus 10% reserves multiplied by the average monthly Fed Funds rate divided by 365 days.

3. Net credit balance at month end carries forward and is eligible for offset with overdrafts in the next month. The carry forward net credit balance incurs a 10% reduction. Carry forward balances expire at the end of each portfolio's fiscal year end for "fully invested funds"; for new funds not fully invested, the credit balance carries forward until the fund become fully invested. Each series of the Fund will use its best efforts to keep its cumulative balances at each calendar quarter end below $50 million.

4. Nuveen Institutional Advisory Corp. or Nuveen Advisory Corp. will be responsible for promptly advising The Chase Manhattan Bank of the date a new fund becomes fully invested.

5. Effective January 1, 1996, FDIC charges will be no longer applied to the portfolios.

6. Overdrafts are permissible only as a means of compensating for positive balances.

7. Due to FDIC capitalization requirements, overdrafts are not permissible on June 30th and December 31st.